Exhibit 10.28

AMENDMENT TO

THE AMENDED AND RESTATED OPERATING AGREEMENT OF BIOLOGISTEX CCM,LLC

This Amendment to the Amended and Restated Operating Agreement (this “Amendment”), effective as of the date of last signature below, hereby amends that certain Amended and Restated Operating Agreement, dated December 31, 2016 (the “Agreement”), of biologistix CCM, LLC, (“JV”) and its members Savsu Technologies, LLC, (“Savsu”), and BioLife Solutions, Inc. (“Company”). Terms not defined herein have the meanings ascribed to them in the Agreement.

The Parties agreed previously agreed to Article I “Definitions”. The Parties now desire to amend the Definition of “Profits Percentage(s) within Article I as follows:

1.	The Definition of “Profits Percentage(s)” in Article I of the Agreement, shall be deleted in its entirety and replaced with the following:

“Profits Percentage(s) mean a Member’s share of the Company’s Profits and Losses. Commencing on December 31, 2017, the Profits Percentages of the Members shall be sixty-five (65%) percent to Savsu and thirty-five (35%) percent to BioLife, prior to giving any effect to the dilutive effect of any new contributions made by existing or new members from January 1, 2017 onward. The shares shall be calculated at year end and agreed upon by all Members.

This Amendment has been executed by the parties on the dates written below.

biologistex CCM, LLC	BIOLIFE SOLUTIONS, INC.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

Savsu Technologies, LLC

By:

Name:

Title:

Date: